SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date Of Report (Date Of Earliest Event Reported) November 18, 2005
AUTONATION, INC.
(Exact Name Of Registrant As Specified In Its Charter)

DELAWARE	1-13107	73-1105145

(State Or Other Jurisdiction Of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
110 S.E. 6th Street
Ft. Lauderdale, Florida 33301
(Address Of Principal Executive Offices, Including Zip Code)

Registrant’s Telephone Number, Including Area Code (954) 769-6000
(Former Name Or Former Address, If Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On November 18, 2005, the Company established the AutoNation, Inc. Deferred Compensation Plan (the “Plan”), effective December 1, 2005, a copy of which is attached as Exhibit 10.1 hereto and incorporated herein by reference. The Plan is a non-qualified, deferred compensation plan available to a select group of management and highly-compensated employees of the Company and its subsidiaries and affiliates, including executive officers of the Company, to enable them to defer receipt of up to 75% of their base salary and up to 90% of their compensation other than base salary each year. The Plan also allows for discretionary contributions by the Company on behalf of participants. On November 18, 2005, the Company’s Deferred Compensation Committee, which administers the Plan, approved matching contributions for fiscal year 2006 (and thereafter unless modified by the Deferred Compensation Committee) for persons who participate in the Plan in the amount of 50% of contributions up to $8,000. Such matching contributions will vest one-third upon contribution by the Company to the participant’s account and one-third on each anniversary thereafter. The deferred compensation obligations of the Company (the “Obligations”) are considered unsecured general obligations of the Company to pay the deferred compensation in the future in accordance with the terms of the Plan.
     The amounts of the Obligations include compensation deferred by participants, Company discretionary contributions (if any), and deemed investment returns, positive or negative, thereon that are credited to the accounts in accordance with the terms of the Plan. The deemed investment returns for each participant are based on investment allocation elections that each participant makes from the deemed investment options (which are based on investment funds representing a broad range of asset classes) made available under the Plan. Each Obligation is payable in cash either in a lump sum distribution or in installments following a participant’s retirement, termination of employment, death, disability or other dates selected by the participant at the time of his or her compensation deferral election. In the event of an unforeseeable emergency, a participant may be permitted an earlier cash distribution.
     The Plan may be amended, modified or terminated at any time, provided that such amendment, modification or termination may not adversely affect benefits already accrued without the consent of the affected participants.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits
10.1 AutoNation, Inc. Deferred Compensation Plan.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTONATION, INC.
By:	/s/ Jonathan P. Ferrando
Jonathan P. Ferrando
Executive Vice President, General Counsel and Secretary

Dated: November 23, 2005

INDEX TO EXHIBITS

Exhibit Number	Exhibit Description

10.1	AutoNation, Inc. Deferred Compensation Plan.

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